                                  EXHIBIT 3




         AMENDED AND RESTATED WARRANT ("WARRANT") TO PURCHASE 200,000 SHARES OF COMMON STOCK. VOID AFTER 5:00 P.M. NEW JERSEY TIME, ON MARCH 15, 2001. THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN AND WILL BE ISSUED IN TRANSACTIONS WHICH HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. THIS WARRANT AND SUCH SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, IN WHOLE OR IN PART, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE LAW, OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.



NO.______________________                                         200,000 SHARES




                                 ENZON, INC.

         This certifies that, for value received, GFL Performance Fund Ltd., the registered holder hereof, or assigns (the "Warrantholder") is entitled to purchase from Enzon, Inc., a Delaware corporation (the "Company"), at any time on and after the date hereof and before 5:00 p.m., New Jersey time, on March 15, 2001 (the "Termination Date"), at the purchase price of $5.625 per share (the "Exercise Price"), the number of shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company set forth above (the "Warrant Stock"). The number of shares of Warrant Stock, the Termination Date and the Exercise Price per share of this Warrant shall be subject to adjustment from time to time as set forth below.

SECTION I.  TRANSFER OR EXCHANGE OF WARRANT

         The Company shall be entitled to treat the Warrantholder as the owner in fact hereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Warrant on the part of any other person. This Warrant shall be transferable only on the books of the Company, maintained at its principal office, upon delivery of this Warrant duly endorsed by the Warrantholder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall deliver a new Warrant or Certificates to the persons entitled thereto.

SECTION II.  TERM OF WARRANT; EXERCISE OF WARRANTS

         A. Termination. The Company may, in its sole discretion, extend the Termination Date with respect to the exercise of this Warrant upon notice to the Warrantholder. As used herein, "Termination Date" shall be deemed to include any such extensions.

         B. Exercise. This Warrant shall be exercised by surrender to the Company, at its principal office, of this Warrant, together with the Purchase Form attached hereto duly completed and signed, and upon payment to the Company of the Exercise Price for the number of shares of Warrant Stock in respect of which this Warrant is then exercised. Payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check.

         C. Warrant. Subject to Section III hereof, upon such surrender of this Warrant and payment of the Exercise Price as aforesaid, the Company shall issue and cause to be delivered to or upon the written order of the Warrantholder, by the second trading day after exercise, a certificate or certificates for the number of full shares of Warrant Stock so purchased upon the exercise of such Warrant, together with cash, as provided in Section VI hereof, in respect of any fractional shares of Warrant Stock other-wise issuable upon such surrender. Such certificate or certificates representing the Warrant Stock shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares of Warrant Stock as of the date of receipt by the Company of this Warrant and payment of the Exercise Price as aforesaid; provided, however, that if, at the date of surrender of this Warrant and payment of the Exercise Price, the transfer books for the Warrant Stock or other class of stock purchasable upon the exercise of this Warrant shall be closed, the certificate or certificates for the shares of Warrant Stock in respect of which this Warrant is then exercised shall be deemed issuable as of the date on which such books shall next be opened (whether before or after the Termination Date) and until such date the Company shall be under no duty to deliver any certificate for such shares of Warrant Stock; provided further, however, that the transfer books of record, unless otherwise required by law, shall not be closed at any one time for a period longer than twenty (20) days. The rights of purchase represented by this Warrant shall be exercisable, at the election of the Warrantholder, either in full or from time to time in part, and, in the event that this Warrant is exercised in respect of fewer than all of the shares of Warrant Stock purchasable on such exercise at any time prior to the Termination Date, a new Warrant evidencing the remaining Warrant or Warrants will be issued, and the Company shall deliver the new Warrant or Certificates pursuant to the provisions of this Section.

SECTION III.  PAYMENT OF TAXES

         The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of the shares of Warrant Stock upon the exercise of this Warrant; provided, however, that the

Warrantholder shall pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of Warrants or the certificates for the shares of Warrant Stock in a name other than that of the Warrantholder in respect of which this Warrant or shares of Warrant Stock are issued.

SECTION IV.  MUTILATED OR MISSING WARRANTS

         In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrantholder, issue and deliver, in exchange and substitution for and upon cancellation of this certificate if mutilated, or in lieu of and in substitution for this certificate if lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of this Warrant and indemnity, if requested, also reasonably satisfactory to the Company.

SECTION V.  RESERVATION OF SHARES OF WARRANT STOCK

         There has been reserved, and the Company shall at all times keep reserved so long as this Warrant remains outstanding, out of its authorized Common Stock a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by this Warrant. The transfer agent for the Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of this Warrant will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be requisite for such purpose.

SECTION VI.  FRACTIONAL SHARES

         No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, the Company shall pay to the Warrantholder an amount in cash equal to such fraction multiplied by the Exercise Price then in effect.

SECTION VII.  ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF SHARES

         A. Computation of Adjusted Exercise Price. Except as hereinafter provided, in case the Company shall at any time after the date hereof (i) issue or sell any shares of Common Stock (except in those instances referred to in subsection F of this Section VII), including shares held in the Company's treasury and shares issued upon the exercise of any option, rights or warrants (with the exception of this Warrant and any other options and warrants outstanding on the date hereof, and without duplicating any adjustments pursuant to clause (ii) below) and shares issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock (with the exception of the Company's Series A Cumulative Convertible Preferred Stock, Series B

Convertible Preferred Stock and Series D Convertible Preferred Stock (collectively, the "Preferred Stock"), and without duplicating any adjustments pursuant to clause (ii) below) for a consideration per share less than the Market Price (as hereinafter defined) on the trading day immediately prior to the date of issuance or sale of such share or without consideration, or (ii) issue any rights, options or warrants to subscribe for or purchase or otherwise acquire Common Stock (the "Option Securities") or any evidences of indebtedness, shares of stock or other securities (other than the Preferred Stock) which are convertible into or exchangeable, with or without payment of consideration, for shares of Common Stock (the "Convertible Securities"), whether or not the right to exercise such Option Securities or to convert or exchange such Convertible Securities is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence of some other event, or both, for a consideration per share of Common Stock (calculated in accordance with subsections A(iii) and A(iv) of this Article VII) less than the Market Price on the trading day immediately prior to the date of issuance of such Option Securities or Convertible Securities, then forthwith upon such issuance or sale the Exercise Price shall (until another such issuance or sale) be reduced to a price (calculated to the nearest full cent) determined by multiplying the Exercise Price immediately prior to such issuance or sale by a fraction, the numerator of which is an amount equal to the sum of (X) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale, multiplied by the Market Price in effect immediately prior to such issuance or sale, plus (Y) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, and the denominator of which is the Market Price in effect immediately prior to such issuance or sale multiplied by the total number of shares of Common Stock outstanding immediately after such issuance or sale; provided, however, that in no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock, as provided by subsection B of this Section VII.

         For the purposes of any computation to be made in accordance with this subsection A, the following provisions shall be applicable:

                  (i) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of the cash received by the Company for such shares (or, if shares are offered by the Company for subscription, the subscription price, or, if sold to underwriters or dealers the public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.

                  (ii) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company.

                  (iii) In case of the issuance of Convertible Securities (other than the Convertible Securities described in (iv) below), the aggregate consideration received therefor shall be deemed to be the consideration, if any, received by the Company for the issuance of such Convertible Securities, plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof.

                  (iv) In the case of the issuance of Option Securities, the aggregate consideration received therefor shall be deemed to be the consideration, if any, received by the Company for the issuance of such Option Securities, plus the additional minimum consideration, if any, to be received by the Company upon the exercise thereof.

                  (v) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the date following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

                  (vi) The reclassification of securities of the Company, other than shares of Common Stock into securities including shares of Common Stock, shall be deemed to involve the issuance of such shares for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares shall be determined as provided in subsection (ii) of this subsection A.

                  (vii) The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of outstanding options, rights, warrants and upon the conversion or exchange of outstanding convertible or exchangeable securities.

         "Market Price," as of any date, (i) means the average of the last reported sale prices for the shares of Common Stock as reported by National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ-NMS") for five consecutive trading days, or (ii) if the NASDAQ-NMS is not the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the average fair market value as reasonably determined in good faith by the Board of Directors of the Company.

         B. Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in case of combination.

         C. Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section VII, the number of shares of Warrant Stock issuable upon the exercise of this Warrant shall be adjusted to the nearest full share by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Warrant Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

         D. Reclassification, Consolidation, Merger, etc. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of all or substantially all of the property of the Company, the Warrantholder shall thereafter have the right to purchase upon the exercise of this Warrant the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Warrantholder were the owner of the shares of Warrant Stock underlying this Warrant immediately prior to any such events at the Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Warrantholder had exercised this Warrant.

         E. Special Adjustment. If the purchase price provided for in any Option Securities, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock shall change, or if any Option Securities or Convertible Securities terminate in whole or in part without being exercised, converted or exchanged, the Exercise Price in effect at the time of such event shall forthwith be readjusted. The Exercise Price shall be adjusted to that amount which would have been in effect at such time had such Option Securities or Convertible Securities outstanding at such time initially been granted, issued or sold and the Exercise Price initially adjusted as provided in subsection A of this Article VII, except that the minimum amount of additional consideration payable and the total maximum number of shares issuable shall be determined after giving effect to such event (and any prior event or events).

         F. No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made:

                  (i) Upon the issuance or sale of this Warrant or the shares of Warrant Stock issuable upon the exercise of this Warrant or the Warrants dated February 7, 1996, or the issuance or sale of the Preferred Stock, or upon the issuance of shares of Common Stock in connection with the conversion of such Preferred Stock, or the issuance of shares of Common Stock pursuant to Section 2(c) of the Registration Rights Agreements of even date herewith and January 31, 1996, respectively, by and among the Company and the Buyer and pursuant to
Section  2(b) of the  Certificate  of  Designations,  Preferences  and Rights of
Series B Convertible Preferred Stock and of the Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of the Company;

                  (ii) Upon the issuance of options, or shares upon the exercise thereof, pursuant to the Company's Non-Qualified Stock Option Plan, or any amendment or successor plan thereto;

                  (iii) If the amount of said adjustment shall be less than one cent ($.01) per share; provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with any adjustment so carried forward, shall amount to at least one cent ($.01) per Share;

                  (iv) Upon the issuance or sale of shares of Common Stock or securities which are exercisable or convertible into shares of Common Stock to employees of the Company or its affiliates, under an Employee Stock Purchase or Option Plan;

                  (v) Upon the issuance of any Option Securities or the issuance of shares of Common Stock upon the exercise thereof, where such Option Security option, right or warrant was issued for a consideration price per share of Common Stock initially deliverable upon exercise of such Option Security equal to or greater than the Market Price in effect immediately prior to the issuance or sale of such Option Security;

                  (vi) Upon the issuance of securities convertible into Common Stock, where the conversion price is equal to or greater than the Market Price in effect immediately prior to the issuance of such securities; or

                  (vii) Upon the issuance of Common Stock to non-management directors of the Company in an amount up to Twelve Thousand Dollars ($12,000) per such director per year, based upon such method of valuation as may be established from time to time by the Company's Board of Directors in its reasonable discretion.

SECTION VIII.  NOTICES TO WARRANTHOLDERS

         So long as this Warrant shall be outstanding and unexercised (a) if the Company shall pay any dividend or make any distribution upon the Common Stock or
(b) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any shares of stock of any class or any other rights or (c) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then, in any such case, the Company shall cause to be delivered to the Warrantholder, at least ten (10) days prior to the date specified in (i) or (ii) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (i) a record is to be taken for the purpose of such dividend or distribution, or (ii) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up. Additionally, so long as this Warrant shall be outstanding and unexercised, if the Company shall make any adjustment to the Exercise Price, the Company shall cause to be delivered to the Warrantholder, within twenty (20) days after the date of such adjustment, a notice containing a description of the calculations pertaining to such adjustment and stating the date on which the adjustment to the Exercise Price became effective.

SECTION IX.  DELIVERY OF NOTICES

         Any notice pursuant to this Warrant by the Company or by the Warrantholder shall be in writing and shall be deemed to have been duly given if delivered or mailed certified mail, return receipt requested, (a) if to the Company, to it at 20 Kingsbridge Road, Piscataway, New Jersey 08854, Attention:
Corporate Secretary and (b) if to the Warrantholder to it at the address set forth on the signature page hereto. Each party hereto may from time to time change the address to which such party's notices are to be delivered or mailed hereunder by notice in accordance herewith to the other party.

SECTION X.  SUCCESSORS

         All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrantholder shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION XI.  APPLICABLE LAW

         This Warrant shall be deemed to be a contract made under the laws of the State of Delaware applicable to agreements made and to be performed entirely in Delaware and for all purposes shall be construed in accordance with the internal laws of Delaware without giving effect to the conflicts of laws principles thereof.

SECTION XII.  BENEFITS OF THIS AGREEMENT

         Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrantholder any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

         IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Warrant or caused this Amended and Restated Warrant to be duly executed as of the day and year first above written.

                                   ENZON, INC.


                                   By: /s/ Kenneth J. Zuerblis
                                      ------------------------------
                                   Name: Kenneth J. Zuerblis
                                   Title: Vice President


                                   GFL PERFORMANCE FUND LTD.


                                   By: /s/
                                      ------------------------------
                                   Name:
                                   Title:

                                   Address of Warrantholder:

                                   GFL Performance Fund Ltd.
                                   c/o Clearwater Funds
                                   611 Druid Road East
                                   Suite 200
                                   Clearwater, Florida 34616


                                   Administrator
                                   Curacao International Trust Co. N.V.
                                   Kaya Flamboyan 9
                                   P.O. Box 812
                                   Curacao, Netherland Antilles

                                PURCHASE FORM


         The undersigned hereby irrevocably elects to exercise the Warrant represented by this Warrant to the extent of _________ shares of Common Stock, par value $.01 per share, of Enzon, Inc., and hereby makes payment of $______________ in payment of the actual exercise price thereof.






                                [--------------------------]



                                By:__________________________
                                Name:
                                Title:



                                Employer Taxpayer
                                  Identification Number:



                                Address for delivery of Stock
                                Certificate:

                               ASSIGNMENT FORM




         FOR VALUED RECEIVED, _______________________ hereby sells, assigns and transfers unto _____________________________ address ___________________________
the right to purchase Common Stock, par value $.01 per share, of Enzon, Inc., represented by this Warrant to the extent of _______________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint __________________, to transfer the same on the books of the Company with full power of substitution in the premises.



-------------------------
Signature


Dated: ___________, _____


                                        Notice:  The signature of this
                                        assignment must correspond with
                                        the name as it appears upon the
                                        face of this Warrant in every
                                        particular, without alteration
                                        or enlargement or any change
                                        whatever.


SIGNATURE GUARANTEED:



-------------------------